UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 18, 2004

SENIOR HOUSING PROPERTIES TRUST

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

001-15319	04-3445278
(Commission File Number)	(IRS Employer Identification No.)

400 Centre Street, Newton, Massachusetts	02458
(Address of Principal Executive Offices)	(Zip Code)

617-796-8350
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                          Entry into a Material Definitive Agreement.

Item 2.01.                                          Completion of Acquisition or Disposition of Assets.

Item 2.03.                                        Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On November 18, 2004, we loaned to Five Star Quality Care, Inc., or Five Star, $117.0 million which Five Star used to fund its purchase of LTA Holdings, Inc., or LTA (formerly known as LifeTrust America, Inc.), on November 19, 2004.  We funded this loan with borrowings on our existing unsecured revolving bank credit facility.  Our credit facility requires interest at a spread above LIBOR and no principal repayment is due until maturity.  Our credit facility matures in November 2005 and may be extended at our option to November 2006 upon payment of an extension fee.  The maturity date is subject to acceleration upon the occurrence of customary events of default.  Five Star repaid the $117 million with proceeds from the sale and leaseback and mortgage financing transactions described below.

On November 19, 2004, immediately following Five Star’s acquisition of LTA, we completed a $148.2 million sale and leaseback transaction with Five Star for 31 independent and assisted living facilities.  We had previously announced that this sale and leaseback transaction would involve up to $165 million for 35 properties.  The purchase price includes the assumption of approximately $49 million in mortgage debt which is secured by 20 of the 31 properties.  The remainder of the purchase price was funded with cash on hand.  The mortgage debt matures in 2012 and 2013 and has a weighted average interest cost of 6.75% per year, and is currently prepayable with the payment of a premium.

We entered into three long-term triple-net lease arrangements with subsidiaries of Five Star regarding these 31 properties; amending and restating our existing Amended and Restated Lease with Five Star dated June 23, 2004 (the “Five Star Lease”) to add 11 of these properties.  The remaining material terms of the Five Star Lease are as stated in our Annual Report on Form 10-K and updated in our Quarterly Report on Form 10-Q for the period ended March 31, 2004.  We also entered into two new leases covering 16 and 4 properties, respectively.  The material terms of these leases are substantially similar to the Five Star Lease, as amended, which terms are reported in our Annual and Quarterly reports mentioned above.  The two new separate leases secure the debt assumed by us.  These leases require these properties to be added to the Five Star Lease upon repayment of the debt.  The annual rent payable to us for these 31 communities is $13.3 million, plus increases starting in 2007 based upon a percentage of the revenue increases at these communities.  Five Stars has guaranteed these leases.

Concurrent with the sale and leaseback transaction, we also loaned $16.8 million to Five Star which is secured by five senior living communities owned by Five Star and requires interest at 9% per year.  This loan matures on May 2, 2005 and can be prepaid at any time without penalty by Five Star.  Until May 2, 2005, Five Star has the right to require us to purchase one or more of the communities on substantially similar terms as in the sale and leaseback for a purchase price set forth in the loan agreement, which amount may be required to be used to repay the principal amount of this mortgage financing. If Five Star were to exercise its right to require us to purchase all of the communities, the aggregate purchase price would be $16.8 million.

The 31 properties we purchased contain 1,613 independent and assisted living units and are located in the following six states:

State	Communities	Units
Tennessee	6	301
Virginia	4	396
South Carolina	7	304
Georgia	7	287
Kentucky	4	193
Alabama	3	132
Total	31	1,613

The majority of these communities were built by LTA between 1997 and 2002, and the average age of all 31 communities is approximately five years.  We understand that, as of September 30, 2004, these 31 communities were 88% occupied, and substantially all of the revenues at these communities were paid by residents from their private resources.

For the nine months ended September 30, 2004, rent coverage at these 31 communities, on a pro forma annualized basis, was 1.2 times the base rent expected to be paid.   Rent coverage is calculated as operating cash flow from facility operations, before subordinated charges and capital expenditure reserves, divided by rent payable to us.   This rent coverage ratio is based on the historical operating performance data of the 31 properties for a nine month period and the expected rent to be paid to us from Five Star.  The operating performance data was provided to us by LTA and we have not independently verified this data.

Five Star was our subsidiary prior to its spin-off in 2001 and is one of our major tenants.  We have material relationships with Five Star which are more fully described in paragraphs two through six of the section titled “Certain Relationships and Related Party Transactions” of our Definitive Proxy Statement filed April 13, 2004 with the Securities and Exchange Commission (“SEC”), and the sections titled “Related Party Transactions” of Item 2 of our Quarterly Reports on Form 10-Q filed with the SEC for the quarters ended March 31, 2004, June 30, 2004 and September 30, 2004, which portions of such filings we collectively incorporate by reference into these Items 1.01, 2.01 and 2.03.

WARNING REGARDING FORWARD LOOKING STATEMENTS

THIS FORM 8-K CONTAINS FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND THE FEDERAL SECURITIES LAWS.  THESE FORWARD LOOKING STATEMENTS ARE BASED UPON OUR PRESENT BELIEFS AND EXPECTATIONS, BUT, FOR MANY DIFFERENT REASONS, THESE FORWARD LOOKING STATEMENTS MAY NOT OCCUR.  FOR EXAMPLE:

•                  WE STATED THAT WE ASSUMED APPROXIMATELY $49  MILLION OF MORTGAGE DEBT WHICH IS CURRENTLY PREPAYABLE WITH PENALTIES.  WE MAY BE UNABLE TO PREPAY THESE MORTGAGES IN

THE FUTURE OR THE COST OF FINANCING TO FUND SUCH PREPAYMENTS MAY EXCEED THE INTEREST PAYABLE UNDER THESE MORTGAGES AND WE MAY DETERMINE NOT TO MAKE SUCH PREPAYMENTS.

•                  THIS FORM 8-K STATES THAT THE PRO FORMA HISTORICAL ANNUALIZED RENT COVERAGE RATIO FROM THE 31 PROPERTIES IS 1.2 TIMES.  THIS RENT COVERAGE RATIO IS BASED ON THE HISTORICAL OPERATING PERFORMANCE OF THE 31 PROPERTIES FOR A NINE MONTH PERIOD AND THE EXPECTED RENT TO BE PAID TO US FROM FIVE STAR.  THE FUTURE OPERATING PERFORMANCE OF THE 31 PROPERTIES MAY DETERIORATE.  AS A RESULT, THE RENT COVERAGE RATIO MAY DECLINE AND THESE 31 PROPERTIES MAY NOT PRODUCE SUFFICIENT CASH FLOW IN THE FUTURE TO COVER THE RENT DUE TO US.

INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENIOR HOUSING PROPERTIES TRUST

	By:	/s/ John R. Hoadley
		Name:	John R. Hoadley
		Title:	Treasurer and Chief Financial
Officer

Date: November 24, 2004